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EXHIBIT 11.1

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UNIFIED FINANCIAL SERVICES, INC.
EARNINGS PER SHARE CALCULATION

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                                                                           NINE MONTHS ENDED               THREE MONTHS ENDED
                                                                              SEPTEMBER 30,                   SEPTEMBER 30,
                                                                     ----------------------------      ----------------------------
                                                                         2000            1999             2000             1999
                                                                     -----------      -----------      -----------      -----------
INCOME AVAILABLE TO COMMON STOCKHOLDERS
     Net income (loss) .........................................     $(1,364,556)     $  (484,050)     $       177      $  (483,166)
     Preferred dividends .......................................              --               --               --               --
                                                                     -----------      -----------      -----------      -----------
     Income available to common
        stockholders ...........................................     $(1,364,556)     $  (484,050)     $       177      $  (483,166)
                                                                     ===========      ===========      ===========      ===========

CALCULATION OF COMMON STOCK
     Common shares outstanding at beginning
        of period ..............................................       2,869,862        2,267,449        2,879,712        2,585,042
     Shares issues re:  acquisition of M. Wilson and Associates               --            3,636               --               --
     Shares issued re:  acquisition of Fully Armed Production ..              --           18,182               --               --
     Shares issued re:  acquisition of Commonwealth
        Investment Services ....................................              --           27,500               --               --
     Shares issued in private placement during period ..........          11,530          213,550            1,680           52,470
     Shares issued upon conversion of Series C
        preferred stock ........................................              --          290,520               --          136,215
     Repurchase of common stock ................................          (1,364)         (47,110)          (1,364)              --
                                                                     -----------      -----------      -----------      -----------
        Common shares used in basic calculation ................       2,880,028        2,773,727        2,880,028        2,773,727
                                                                     -----------      -----------      -----------      -----------

     Common stock equivalent of options ........................         170,797          100,713          170,797          100,713
     Preferred stock Series C conversion in common stock .......              --           71,415               --           71,415
                                                                     -----------      -----------      -----------      -----------
        Common shares used in fully diluted calculation ........       3,050,825        2,945,855        3,050,825        2,945,855
                                                                     -----------      -----------      -----------      -----------

EARNINGS PER SHARE
     Basic .....................................................     $     (0.47)     $     (0.17)     $        --      $     (0.17)
                                                                     ===========      ===========      ===========      ===========
     Fully diluted .............................................     $     (0.45)     $     (0.16)     $        --      $     (0.16)
                                                                     ===========      ===========      ===========      ===========
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